7th Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is amended and date is extended from March 31, 2024 to June 30, 2024.

Dated: March 29, 2024

Signed by:

Dana Green
President
GlobalTech Corporation

Babar Ali Syed
President
WorldCall Holding Inc.